Exhibit 10.15

SERIES A UNIT SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated as of January 1, 2012 (this “Agreement”), is made and entered into by and between the undersigned (“Subscriber”) and Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Subscriber understands that the Company is offering for sale to Subscriber 100,000 Series A Units (the “Units”) of the Company on the terms and conditions set forth in this Agreement and subject to the provisions set forth in the Company’s Amended and Restated Limited Liability Company Agreement, dated April 1, 2010 (the “LLC Agreement”), and Subscriber further understands that the offering is being made without registration of the Units issuable at the Closing (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to issue to Subscriber, and Subscriber desires to purchase from the Company, the Units in accordance with the terms of this Agreement; and

WHEREAS, Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

ARTICLE 1

SUBSCRIPTION AND SALE

1.01 Subscription. Subject to the terms and conditions of this Agreement, (a) Subscriber hereby irrevocably subscribes for the Units at a per Unit price of $1.00 for an aggregate purchase price of $100,000.00 in cash (the “Purchase Price”) and (b) the Company irrevocably agrees to issue and sell to Subscriber the Units for the foregoing consideration.

1.02 The Closing. The closing of the purchase and sale of the Units (the “Closing”) shall take place at the principal office of the Company (or at such other place as the parties may mutually determine), at 10:00 a.m. on the date hereof or such other date as the parties may mutually determine.

1.03 Payment for Units. Payment for the Units shall be received by the Company from Subscriber at the Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF SUBSCRIBER

Subscriber hereby represents and warrants to the Company and to each officer, director and agent of the Company as follows:

2.01 Authority. Subscriber has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance by Subscriber of this Agreement has been duly authorized by all necessary action.

2.02 Binding Obligations. This Agreement has been duly and validly executed and delivered by Subscriber and constitutes, or shall constitute, the binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, subject to Creditors’ Rights.

2.03 No Conflict. The execution, delivery and performance by Subscriber of this Agreement will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Law to which Subscriber is subject, (ii) violate any order, judgment or decree applicable to Subscriber, or (iii) conflict with, or result in a breach or default under any instrument to which Subscriber is a party or by which any property of Subscriber is otherwise bound or subject, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or to materially impair Subscriber’s ability to perform its obligations under the this Agreement or the LLC Agreement.

2.04 Investment Entirely For Own Account. The Units acquired or to be acquired by Subscriber will be acquired for investment for Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same; and Subscriber does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

2.05 Unregistered Securities. Subscriber understands that the Units, at the time of issuance, will not be registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Subscriber also understands that the Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement.

2.06 Accredited Investor; Investment Experience. Subscriber is (a) an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act, a copy of which is attached hereto as Annex A. Subscriber acknowledges that Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company, including the Sponsor’s ownership of a substantial amount of the issued and outstanding Units of the Company and the Sponsor’s rights set forth in the LLC Agreement, and Subscriber has made all investigations which it deems necessary or desirable for deciding whether to invest in the Units. Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision with respect to the purchase thereof and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing such investor’s entire investment, (ii) the acquisition of the Units hereunder is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Subscriber’s entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and accordingly, it may not be possible for Subscriber to liquidate Subscriber’s investment in case of emergency.

2.07 Restricted Securities. Subscriber understands that the Units to be acquired by Subscriber may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering the Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely. Subscriber understands that the Company has no present intention of registering the Units to be acquired by Subscriber. Subscriber also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Subscriber to transfer all or any portion of the Units to be acquired by it under the circumstances, in the amounts or at the times Subscriber might propose. In particular, Subscriber is aware that the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no plans to make such information available.

2.08 Taxes. Subscriber has reviewed with its own Tax advisors the federal, state and local and the other Tax consequences of an investment in Units and the transactions contemplated by this Agreement. Subscriber acknowledges and agrees that the Company is making no representation or warranty as to the federal, state, local or foreign Tax consequences to Subscriber as a result of Subscriber’s acquisition of the Units or the transactions contemplated by this Agreement. Subscriber understands that it shall be responsible for its own Tax liability that may arise as result of Subscriber’s acquisition of the Units.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to Subscriber as follows:

3.01 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of its state of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets and to consummate the transactions contemplated by this Agreement; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted and to consummate the transactions contemplated by this Agreement.

3.02 Authority. The Company has duly authorized the issuance and sale of the Units upon the terms of their offer by all requisite action and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.03 Valid Issuance; No Conflicts. The Units, when paid for and delivered to Subscriber in accordance with the terms of this Agreement, will constitute validly authorized, duly issued Units, and the issuance thereof will not conflict with the organizational documents of the Company, as amended to date, nor with any outstanding warrants, option, call, preemptive right or commitment of any type relating to the Company’s capital stock.

ARTICLE 4

CLOSING CONDITIONS

4.01 Conditions to the Obligations of Subscriber and the Company. The obligations of Subscriber to purchase and pay for the Units and of the Company to sell such Units are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a) The representations and warranties of Subscriber contained in Article 2 hereof and the Company contained in Article 3 hereof shall be true and correct on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing; and

(b) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

4.02 Conditions to the Obligations of the Company. The obligations of the Company to sell the Units are subject to satisfaction at or prior to Closing of the following additional conditions:

(a) Subscriber shall have delivered to the Company the Purchase Price set forth in Section 1.01; and

(b) Subscriber shall have delivered to the Company an executed counterpart to the LLC Agreement.

ARTICLE 5

FURTHER AGREEMENTS OF

SUBSCRIBER AND THE COMPANY

5.01 Survival of Representations and Warranties. Unless Subscriber notifies the Company in writing to the contrary, all representations and warranties made by Subscriber in this Agreement shall be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by Subscriber. All representations and warranties made by Subscriber shall be considered to have been relied upon by the Company and shall survive the execution and delivery of this Agreement until the expiration of the applicable statutes of limitations regardless of any investigation made by or on behalf of the Company.

5.02 LLC Agreement. Subscriber acknowledges that it has received and reviewed a copy of the LLC Agreement and further acknowledges and agrees that the Units shall be subject to the terms and conditions of the LLC Agreement, including the restrictions on transfer of the Units set forth therein.

ARTICLE 6

MISCELLANEOUS

6.01 Assignment. Except as otherwise expressly set forth in this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Subscriber without the prior written consent of the other party.

6.02 Amendments and Waivers. This Agreement may be amended, modified or terminated, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument executed by each of the parties hereto.

6.03 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or mailed by nationally recognized overnight courier service or registered or certified mail (postage prepaid, return receipt requested) or electronic transmission by email transmission or facsimile to Subscriber at the address set forth below its signature on the signature page hereto and:

If to the Company, to:

Michael B. Farnell, Jr.

Executive Vice President, Chief Legal Officer, Secretary

and Assistant Treasurer

Nexeo Solutions Holdings, LLC

9303 New Trails, Suite 400

The Woodlands, TX 77381

(281) 362-5603 (office)

Mfarnell@nexeosolutions.com

Or, in each case, at such other address for a party as shall be specified by like changes of address.

6.04 Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

6.05 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof.

6.06 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.07 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each of the Company and Subscriber shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

6.08 Number; Gender; Without Limitation. Pronouns, wherever used in this Agreement, and of whatever gender, shall include persons of every kind and character, and the singular shall include the plural whenever and as often as may be appropriate. Any reference herein to “including” and words of similar import refer to “including without limitation.”

6.09 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the Company and Subscriber have executed this Agreement as of the date first set forth above.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.

Name: Michael B. Farnell, Jr.

Title: Executive Vice President, Chief Legal Officer, Secretary and Assistant Treasurer

SUBSCRIBER:

/s/ Ross Crane.

Ross Crane

Address for Notice:

P.O. Box 133036

Spring, Texas 77393-3036

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Annex A

Rule 501. Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited Investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)	Any bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his/her purchase exceeds $1,000,000;

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.

ANNEX A TO

SUBSCRIPTION AGREEMENT